UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

AmeriCrew Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-174581	87-3422241
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

21 Omaha Street, Dumont, NJ 07628

(Address of Principal Executive Office) (Zip Code)

201-387-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 9, 2023, Americrew Inc. (the “Company”) and Mikab Corporation, a wholly-owned subsidiary of the Company (“Mikab”), entered into a Loan and Security Agreement (the “Agreement”) with Thermo Communications Funding, LLC (the “Lender”) which provides for a $2,000,000 revolving line of credit facility (the “Line of Credit”) to be evidenced by a promissory note (the “Note”).

Pursuant to the Agreement, amounts borrowed under the Line of Credit are secured by the assets of the Company and Mikab. The Agreement also establishes a “lockbox account” for the benefit of the Lender into which the Company and Mikab are obligated to deposit all collections from accounts receivable, after such amounts are required to be remitted as instructed by the Lender. Under the Agreement, the Company agreed to pay a non-refundable commitment fee equal to 2% of the Line of Credit, or $40,000. In addition, under the Agreement the Company is required to pay a monthly monitoring fee equal to 0.45% of the average outstanding principal balance of the Line of Credit. The Agreement contains customary representations and warranties, events of default and covenants in favor of the Lender. Pursuant to the Agreement and the Note, all future or contemporaneous indebtedness incurred by the Company, other than indebtedness expressly permitted thereunder, will be subordinated to the Line of Credit.

The Note bears interest at a rate equal to the lesser of (i) the maximum non-usurious rate permitted by applicable law, and (ii) the prime interest rate as reported on the Wall Street Journal plus 9.75% per annum, subject to a minimum interest rate of in 13.95%. The Note matures on June 9, 2024. The Note may be prepaid in whole, but not in part, by paying outstanding amounts thereunder plus a premium equal to 1% of the maximum amount of the Line of Credit, multiplied by the number of months remaining until maturity, divided by 12.

In connection with the Agreement, the Company entered into a Limited Recourse Guaranty (“Guaranty”) with the Lender and Brian Weis, the Company’s President and Chief Operating Officer, pursuant to which Mr. Weis guaranteed the payment of any amounts borrowed by the Company and/or Mikab under the Line of Credit.

The foregoing description of the Line of Credit and the Agreement, Note and Guaranty entered into in connection therewith does not purport to be complete and is qualified in its entirety by the complete text of the Agreement, Note and Guaranty, copies of which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, of this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 2.03

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As a result of the Agreement, the Note and the Line of Credit and related contemplated thereby, the Company is in default under certain of its outstanding indebtedness totaling $2,485,000 in connection with the Convertible Promissory Notes issued by the Company from October 2021 to October 2022 (the “Prior Notes”). This default results in the acceleration of the indebtedness evidenced by the Prior Notes, and an increase to the interest rate of the Prior Notes from 8% to 18%. The Prior Notes, including a description of the material terms and copies thereof and of related agreements, were previously disclosed in the Company’s Current Reports on Form 8-K filed on October 12, 2021 and October 6, 2022.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

		Incorporated by Reference			Filed or Furnished
Exhibit #	Exhibit Description	Form	Date	Number	Herewith
10.1	Loan and Security Agreement*				Filed
10.2	Promissory Note				Filed
10.3	Guaranty				Filed
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other attachments have been omitted. The Company undertakes to furnish the omitted schedules and attachments to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICREW INC.

Date: July 18, 2023	By:	/s/ Ross DiMaggio
	Name:	Ross DiMaggio
	Title:	Chief Financial Officer

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